SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                            SMLX TECHNOLOGIES, INC.
                 (Name of Registrant as Specified in Its Charter)

                            SMLX TECHNOLOGIES, INC.
                   (Name of Person(s) Filing Proxy Statement)

                             SMLX TECHNOLOGIES, INC.
                              376 Ansin Boulevard
                            Hallandale, Florida 33009
                                (954) 455-0110

                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 11, 2000

TO THE SHAREHOLDERS OF SMLX TECHNOLOGIES, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of SMLX Technologies, Inc., a Colorado corporation (the "Company"), will be held at the Holiday Inn Sun Spree, 2711 South Ocean Drive, Hollywood, Florida, on Tuesday, July 11, 2000, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of seven (7) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

     2. The ratification of the appointment of Schmidt, Raines, Triest, Dickenson & Adams, P.L. as the Company's independent auditors; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the Common Stock, $.0001 par value, of the Company of record at the close of business on June 7, 2000, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Company.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        COLIN N. JONES, PRESIDENT
Hallandale, Florida
June 7, 2000

                             SMLX TECHNOLOGIES, INC.
                              376 Ansin Boulevard
                            Hallandale, Florida 33009
                                (954) 455-0110

                          ------------------------------
                                  PROXY STATEMENT
                          ------------------------------

                          ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 11, 2000

                               GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of SMLX Technologies, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at the Holiday Inn Sun Spree, 2711 South Ocean Drive, Hollywood, Florida, on Tuesday, July 11, 2000, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about June 13, 2000.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report for the year ended December 31, 1999, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                       SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's Common Stock, $.0001 par value, with each share entitled to one vote. Only shareholders of record at the close of business on June 7, 2000, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On June 7, 2000, the Company had 12,104,648 shares of its no par value Common Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding common stock represented in person or by proxy shall constitute a quorum at the Meeting.

                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of the Company's Common Stock owned beneficially, as of June 7, 2000, by any person, who is known to the Company to be the beneficial owner of 5% or more of such common stock, and, in addition, by each Director of the Company, and Nominee for Director, and by all Directors, Nominees for Director and Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

   NAME AND ADDRESS             AMOUNT OF BENEFICIAL      PERCENTAGE
  OF BENEFICIAL OWNER                 OWNERSHIP            OF CLASS
  -------------------           --------------------      ----------

Henry B. Schur                      1,252,500 (1)            10.2%
376 Ansin Boulevard
Hallandale, FL  33009

Debra L. Ross                       1,252,500 (2)            10.2%
376 Ansin Boulevard
Hallandale, FL  33009

Colin N. Jones                        330,000 (3)             2.7%
193 Cove Road
West Palm Beach, FL 33413

Joel Marcus                           290,000 (4)             2.4%
676 West Prospect Road
Fort Lauderdale, FL  33309

Kenneth H. Robertson                2,650,000 (5)            21.8%
No. 206
855 S. Federal Highway
Boca Raton, FL 33432

Gerald M. Wochna                    2,650,000 (6)            21.8%
No. 206
855 S. Federal Highway
Boca Raton, FL 33432

Khalid Hossain                      2,774,796 (7)            18.6%
56 Grande Rue
CH-1700 Friburg
Switzerland

Sherman O. Jones                      104,500 (8)             0.9%
12026 N. 81st Street
Scottsdale, AZ  85206

James Whidden                             -0-                  --
376 Ansin Boulevard
Hallandale, FL  33009

Software & Healthcare               1,000,000                 8.3%
 Technology Fund, LLC
No. 206
855 S. Federal Highway
Boca Raton, FL 33432

Robertson & Partners, L.L.C.        1,600,000                13.2%
No. 206
855 S. Federal Highway,
Boca Raton, FL 33432

International Technologies            700,000                 5.8%
 Ltd.
c/o William Smith
P.O. Box F-40729
Freeport, Bahamas

All Directors, Nominees for         7,451,796                47.5%
Director and Executive
Officers as a Group
(8 Persons)
_______________________

(1) Includes 862,500 shares held of record by Mr. Schur's wife, Debra Ross, 80,000 shares held by Mr. Schur's daughter, 100,000 shares held in trust for Mr. Schur's daughter, 200,000 shares underlying options held by Mr. Schur, and 10,000 shares underlying options held by Mr. Schur's wife. Mr. Schur disclaims beneficial ownership of the shares and options held by his wife and the shares held by his daughter and in trust for his daughter.

(2) Includes 862,500 shares held directly by Mrs. Ross, 80,000 shares held by Mrs. Ross' daughter, 100,000 shares held in trust for Mrs. Ross' daughter, 200,000 shares underlying options held by Mrs. Ross' husband, and 10,000 shares underlying options held by Mrs. Ross.

(3) Includes 30,000 shares held directly and 300,000 underlying options held by Mr. Jones.

(4) Includes 90,000 shares held directly and 200,000 shares underlying stock options held by Mr Marcus.

(5) Represents 50,000 shares underlying options held by Mr. Robertson; 1,600,000 shares held by Robertson & Partners, L.L.C. ("R&P") and 1,000,000 shares held by Software & Healthcare Technology Fund, L.L.C. ("SHTF"). Mr. Robertson is a majority owner and a manager of R&P and R&P is the manager of SHTF. Mr. Robertson is also an investor in SHTF. Mr. Robertson therefore has shared voting and shared investment control over the 2,600,000 shares.

(6) Represents 50,000 shares underlying options held by Mr. Wochna; 1,600,000 shares held by Robertson & Partners, L.L.C. ("R&P") and 1,000,000 shares held by Software & Healthcare Technology Fund, L.L.C. ("SHTF"). Mr. Wochna is a 20% owner and a manager of R&P and R&P is the manager of SHTF. Mr. Wochna, therefore, has shared voting and shared investment control over the 2,600,000 shares.

(7) Represents shares underlying options held by HelveStar S.A., of which Mr. Hossain is Chairman.

(8) Includes 102,500 shares held directly by Mr. Jones and 2,000 shares held by Mr. Jones' wife.

     Robertson & Partners L.L.C. ("R&P") is affiliated with the Company in that Kenneth H. Robertson, who is a manager and a majority owner of R&P, is a Director of the Company. Gerald M. Wochna, who is a manager and 20% owner of R&P, is also a Director of the Company. Software & Healthcare Technology Fund, LLC ("SHTF") is managed by R&P and Kenneth H. Robertson is an investor in SHTF.

     SHTF, R&P, Automated Health Technologies, Inc., Jennifer J. Schur Trust, Joel Marcus, Debra L. Ross, Jennifer J. Schur, and the Joel Marcus Irrevocable Trust have agreed to vote the shares which they hold on the conditions and subject to the terms of a Stockholders' Agreement dated May 15, 1998.

     There are no known agreements, the operation of which may at a subsequent date result in a change in control of the Company.

     The Company knows of no arrangement or understanding, the operation of which may at a subsequent date result in a change of control of the Company.

                             ELECTION OF DIRECTORS

     The Company's Bylaws currently provide that the Board of Directors consists of seven (7) members. The Board of Directors recommends the ELECTION as Directors of the seven (7) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the current members of the present Board of Directors has been nominated for reelection, except for Khalid Hossain, whose term as a Director will end at the Annual Meeting of Shareholders. The person named as "Proxy" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                        POSITIONS AND OFFICES HELD AND
           NAME                AGE           TERM AS A DIRECTOR
           ----                ---      ------------------------------

Colin N. Jones                  78    President and Chairman of the Board
                                       since April 1998

Henry B. Schur                  55    Vice President - Operations
                                      and Director of the Company since
                                      March 1997; Vice President and a
                                      Director of Simplex-Florida

Joel Marcus                     59    Chief Financial Officer and Director
                                      since December 1997

Kenneth H. Robertson            65    Director since August 1998

Gerald M. Wochna                57    Director since August 1998

Sherman O. Jones                70    Director since January 2000

James Whidden                   64    President-elect and nominee for
                                      Director

     There is no family relationship between any Director or Executive Officer of the Company.

     The Company has audit, compensation, executive and insurance committees.

     The Audit Committee currently consists of Kenneth Robertson and Gerald Wochna. The primary functions of the Audit Committee are: to recommend the selection of independent auditors; review the scope and results of the last audit with the independent auditors; review with management and the independent auditors the Company's last year end audit; and make recommendations as to changes needed in the Company's internal accounting and audit procedures. During 1999, the Audit Committee held two meetings.

     The Compensation Committee currently consists of Sherman Jones and Kenneth Robertson. The primary functions of the Compensation Committee are to: recommend compensation packages for each Executive Officer and recommend and/or approve the granting of stock options, cash bonuses and other benefit plans for employees in accordance with the Company's stock option plan. During 1999, the Compensation Committee held two meetings.

     The Executive Committee currently consists of Colin Jones, Kenneth Robertson and Henry Schur. The primary function of the Executive Committee is to review certain issues relating to SMLX's business between meetings of the full Board of Directors. During 1999, the Executive Committee held two meetings.

     The Insurance Committee currently consists of Joel Marcus and Gerald Wochna. The primary functions of the Insurance Committee are to: review current insurance policy coverage; recommend additional coverage and/or additional type of insurance, needed to properly protect the Company's assets; and recommend changes in organizational structure that will serve to give further protection to the Company's assets. During 1999, the Insurance Committee held four meetings.

     Set forth below are the names of all directors and executive officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     COLIN N. JONES has served as the President and Chairman of the Board of the Company since April 10, 1998. He has announced that he will resign as President effective July 1, 2000. Mr. Jones served as CEO and Chairman of Automated Health Technologies from November 1996 to April 1998 and was a consultant to that firm from February 1996 to November 1996. From July 1994 until January 1996, he served as Chairman, International of INTEC, an international consulting firm specializing in reengineering. From February 1983 until March 1988, he served as Chairman of Proximity Technologies and continued as Vice President, International until July 1994 for Franklin Electronics, which had purchased Proximity Technologies. From June 1974 until February 1983, he owned and operated his own merger and acquisition firm.

From January 1970 until June 1974, he was President and CEO of Sensormatic Electronics and remained a consultant until June 1984. From September 1950 until January 1970, he was employed by IBM in various positions with his final position being Manager of Sales Programs for the Office Products Division.
Mr. Jones received a BSME Degree from the University of Texas in 1949.

     HENRY SCHUR has served as the Company's Vice President of Operations and a Director since March 5, 1997. He has served as President of Analyte Diagnostics, Inc., a wholly owned subsidiary of Simplex-Florida since June 1995. He is the Company's principal scientist and one of the principal inventors of the Company's products. Mr. Schur has an undergraduate degree in Health Sciences from Florida International University and post graduate studies in Business Management at the University of Oklahoma. In the course of Mr. Schur's professional career, he has occupied responsible positions with companies engaged in the manufacture of diagnostics products and biochemicals, including specifically, Arcade, Inc., Chattanooga, Tennessee (1986 to 1987), and Cordis Corporation, Miami, Florida (1966 to 1968). Mr. Schur, in 1991, was formerly employed by Americare, with whom Mr. Schur is now in litigation. Mr. Schur is a principal inventor of a number of the Company's products and has a number of issued U.S. and foreign patents to his credit.

     JOEL MARCUS has served as of the Company's Chief Financial Officer since July 1999, and as a Director of the Company since December 1997. He has been self-employed as a certified public accountant in Florida since 1974 when he became a licensed CPA. Mr. Marcus received a Bachelor of Science Degree in Business Administration from Hofstra University in New York in 1960 and completed graduate studies at CW Post Tax Institute in 1963.

     KENNETH H. ROBERTSON has been a Director of the Company since August 1998. Mr Robertson is President and CEO of Conference-Call USA, Inc., a successful teleconferencing company which he co-founded in 1987 and sold in December 1996 to Citizens Utilities, Inc. Following the sale, he has continued as CEO of that entity, and it has continued to grow under his leadership. Mr. Robertson has extensive experience in a diverse range of business activities with special emphasis on sales and financial management. In 1981 he moved to Florida as President and CEO of Alo-Scherer Healthcare (now Scherer Healthcare, Inc.) and held that position until 1983 at which time he resigned and has remained a director of this NASDAQ-listed company. Mr. Robertson received a Bachelor's Degree in Economics from Wabash College in 1956.

     GERALD M. WOCHNA has been a Director of the Company since August 1998. Since 1984, he has been involved in the formation, financing and development of several small businesses, both individually and as a member/manager of Robertson & Partners, L.L.C. Since 1984, Mr. Wochna has been involved in land development and the development, construction, leasing and financing of retail, warehouse and office properties. From 1973 to 1984, he practiced law with a law firm he established in Boca Raton, Florida. Mr. Wochna continued to practice law on an "of counsel" basis from 1984 to 1989, when he retired from that profession. Mr. Wochna received his Bachelor's Degree from John Carroll University, Cleveland, Ohio in 1964, and he graduated from Cleveland State University Law School in 1968.

     SHERMAN O. JONES has been a Director of the Company since January 2000. He is owner of Camelback Clearing Company, a divesting company that purchases and sells large quantities of grocery products throughout the Western U.S., which he founded in 1990. Mr. Jones was previously employed by IBM for 17 years in various sales positions and as President of Kansas City Securities, an institutional brokerage firm. Mr. Jones is also a director of Automated Health Technologies, Inc. He received a Bachelor's Degree in Accounting/Business from the University of Buffalo in 1951.

     JAMES WHIDDEN has agreed to become the President of the Company effective July 1, 2000. Since 1985, he has been a consultant to chief executive officers of health care companies. During the last five years, his clients have included the chief executive officers of Vector Medical Technologies (drug delivery technologies), LungCheck (lung cancer screening), and HumaScan (doctor's office ancillary breast-cancer device). Since October 1999, he has been part-time President of Vector Medical Technologies and has been a director since March 2000. After consulting for the CEO of HumaScan in 1995, he joined as its Vice President Clinical Development in 1996 and 1997 and played a key role in the initial public offering of Humascan (NASDAQ). In 1988, he was President of Humagen (NASDAQ -- male infertility biotechnology), and in 1989 he was President of Bio-Monitor (NASDAQ -- breast cancer screening device) when each of these companies went public.

     In 1983 and 1984, Mr. Whidden was Senior Vice President Business Development of Technicon, a $400 million worldwide health care subsidiary of Revlon. During the years 1975 through 1981, he was President of two divisions of Becton Dickinson & Co., an industry leader in health care products. In 1970 and 1971, he was Director of Business Development of Electro-Nucleonics, Inc., a medical device and reagent company. Between 1972 and 1975, he was President of the SAS Division of Electro-Nucleonics (NASDAQ -- clinical chemistry systems). Between 1957 and 1970, Mr. Whidden was employed by WR Grace in a variety of engineering and business development positions at two divisions, and as Project Manager, Acquisitions at corporate headquarters on Wall Street.

     Mr. Whidden receive a B.S. Degree in Chemical Engineering from Brooklyn Polytechnic Institute (now New York Polytechnic) in 1957 and a M.S. Degree in Managerial Science (minor in Microeconomics) from Stevens Institute of Technology, Hoboken, New Jersey, in 1965.

     The Company's Board of Directors held four (4) board meetings during the fiscal year ended December 31, 1999. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and its committees during the time each such Director was a member of the Board or any committee, except for Khalid Hossain, who only attended 50% of the Board Meetings held during the period he was a Director.

     The Company's executive officers hold office until the next annual meeting of the directors of the Company which is currently scheduled for July 11, 2000. Except as described below, there are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors or nominees was selected as an officer or director or nominee for director of the Company.

     Sherman O. Jones, Gerald M. Wochna and Kenneth R. Robertson are being nominated for election as directors of the Company pursuant to the terms of a Stockholders' Agreement dated May 15, 1998, among the Company and certain shareholders of the Company. (See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- STOCK SALES IN MAY AND JUNE 1998 AND STOCKHOLDERS' AGREEMENT.")

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were either a Director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year except as follows: Khalid Hossain did not file a Form 3 or a Form 5.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's President for the years ended December 31, 1999, 1998 and 1997. No executive officer had total annual salary and bonus in excess of $100,000 during such years.

                                  SUMMARY COMPENSATION TABLE

                                                           LONG-TERM COMPENSATION
                                                   -----------------------------------
                           ANNUAL COMPENSATION               AWARDS           PAYOUTS
                          -----------------------  -------------------------- -------
                                                            SECURI-
                                                             TIES
                                                            UNDERLY-
                                           OTHER     RE-      ING               ALL
                                           ANNUAL  STRICTED OPTIONS/           OTHER
NAME AND PRINCIPAL                         COMPEN-  STOCK     SARs     LTIP    COMPEN-
     POSITION       YEAR  SALARY   BONUS   SATION  AWARD(S) (NUMBER)  PAYOUTS  SATION
------------------  ----  -------  -----   ------  -------- --------  -------  ------
Colin N. Jones,     1999  $80,000    --      --       --     100,000     --      --
 President<FN1>     1998  $57,231    --      --       --        --       --      --

Nicholas G.         1998  $75,615    --      --       --        --       --      --
 Levandoski, Ph.D.  1997  $43,500    --    $19,400    --     250,000     --      --
__________________

<FN1>
Colin Jones has served as President since April 10, 1998.

                    AGGREGATE OPTION EXERCISES IN YEAR ENDED
              DECEMBER 31, 1999 AND DECEMBER 31, 1999 OPTION VALUES

                                         SECURITIES UNDER-   VALUE OF UNEXER-
                     SHARES              LYING UNEXERCISED    CISED IN-THE
                    ACQUIRED                 OPTIONS          MONEY OPTIONS/
                      ON                   AT 12/31/99        AT 12/31/99
                    EXERCISE     VALUE     EXERCISABLE/       EXERCISABLE/
    NAME            (NUMBER)    REALIZED   UNEXERCISABLE      UNEXERCISABLE
    ----            --------    --------  ----------------   ----------------

Colin Jones           -0-         -0-      300,000 / 0           $0 / $0

                         OPTIONS GRANTS IN LAST FISCAL YEAR
                                 Individual Grants

                    NUMBER OF       % OF TOTAL
                    SECURITIES       OPTIONS
                    UNDERLYING      GRANTED TO     EXERCISE OR
                     OPTIONS       EMPLOYEES IN    BASE PRICE     EXPIRATION
      NAME          GRANTED(#)      FISCAL YEAR      ($/SH)          DATE
      ----         ------------    ------------    -----------    ----------

Colin Jones          100,000           31%          $0.875          1/4/04

EMPLOYMENT AGREEMENTS

     Effective July 1, 1998, the Company entered into two-year employment agreements with Colin Jones, Nicholas Levandoski and Henry Schur, Executive Officers of the Company. Nicholas Levandoski retired at the end of 1999. Under these agreements, each of these persons are entitled a base salary of $80,000 per year (which amount is to be reviewed annually) plus one-third of a bonus pool. The bonus pool will be equal to a percentage of the audited pre-tax profit of the Company, or a minimum of $40,000, if the corporate achievements set forth below are met. The determination of the bonus pool is summarized below:

                   Achievement
       Year      Profit (Loss)(1)     Percentage      Estimated Pool
       ----      ----------------     ----------      --------------

       1998        $ (300,000)            12%        $ 40,000 (minimum)
       1999        $1,200,000             10%        $120,000
       2000        $2,900,000              8%        $232,000 (2)
______________

(1) No bonus pool will be created unless the audited pre-tax profit (loss) is equal to or better than the achievement level for that year.

(2) Since the employment agreements will end on June 30, 2000, any bonuses paid for 2000 will be one-half of the amount determined and will not be paid until completion of the year-end audit.

     Each of the employment agreements provide that in the event of a termination of employment by the Company without cause (as defined in the agreements), the Company will be required to pay the terminated officer a lump sum equal to the base salary remaining under the agreement, up to one year, plus an amount equal to one years' base salary. If such a termination occurs within six months of a change in control of the Company, the terminated officer will receive a lump sum equal to the base salary remaining under the agreement (without a one year limitation) plus one years' base salary.

     James Whidden has agreed to become the Company's President effective July 1, 2000. His initial salary will be $80,000 per year. He will also receive a stock option package with terms to be agreed upon.

STOCK OPTION PLAN

     During March 1997, the Board of Directors adopted a Stock Option Plan (the "Plan"), and on March 28, 1997, the Corporation's shareholders approved the Plan. The Plan authorizes the issuance of options to purchase up to 2,000,000 shares of the Company's Common Stock.

     The Plan allows the Board to grant stock options from time to time to employees, officers, directors and consultants of the Company. The Board has the power to determine at the time that the option is granted whether the option will be an Incentive Stock Option (an option which qualifies under Section 422 of the Internal Revenue Code of 1986) or an option which is not an Incentive Stock Option. Vesting provisions are determined by the Board at the time options are granted. The option price for any option will be no less than the fair market value of the Common Stock on the date the option is granted and unless otherwise stated on the option, each option is exercisable for 10 years.

     Since all options granted under the Plan must have an exercise price no less than the fair market value on the date of grant, the Company will not record any expense upon the grant of options, regardless of whether or not they are incentive stock options. Generally, there will be no federal income tax consequences to the Company in connection with Incentive Stock Options granted under the Plan. With regard to options that are not Incentive Stock Options, the Company will ordinarily be entitled to deductions for income tax purposes of the amount that option holders report as ordinary income upon the exercise of such options, in the year such income is reported.

     The Company has outstanding options to purchase a total of 1,276,000 shares of common stock at prices ranging from $0.875 to $3.26 per share under the Plan.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITION OF SIMPLEX-FLORIDA

     On March 5, 1997, the Company completed the acquisition of 100% of the outstanding common stock of Simplex Medical Systems, Inc. ("Simplex-Florida") in exchange for 3,453,000 shares of the Company's Common Stock. The shares were exchanged on the basis of one share of the Company's common stock for one share of Simplex-Florida common stock. In connection with the closing of this transaction, several shareholders submitted for cancellation a total of 31,953,000 shares of common stock.

     The stock issuances were made pursuant to an Agreement ("Agreement") between the Company and Simplex-Florida. The terms of the Agreement were the result of negotiations between the managements of the Company and Simplex-Florida. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinions or evaluations.

TRANSACTIONS INVOLVING THE COMPANY

     On March 20, 1996, the Company issued to each of Mesdames Colleen E. Schmidt, a Director of the Company, and a Company Director, and Sandra S. Steinberg, a Director of the Company, 15,000,000 shares of the Company's common stock, $.0001 par value per share (a total of 30,000,000 shares of common stock), in consideration, in each case, for the sum of $5,000 in cash (a total of $10,000 in cash). These shares collateralized two non-interest bearing promissory notes in the principal amount of $2,500 each (an aggregate face amount of $5,000), due and payable on May 31, 1996, of which each of Mesdames Schmidt and Steinberg are the makers and the Company is the holder.

     During the year ended December 31, 1997, the Company entered into several short term notes payable with Joel Marcus, a director of the Company, totaling $294,990, bearing interest at 10% per annum. Joel Marcus subsequently assigned these notes to International Technologies Ltd., a shareholder. As a of December 31, 1997, $284,990 of these notes payable had expired terms. On April 2, 1998, the Company entered into an agreement with International Technologies Ltd. to extend the terms of the notes for a three year period with interest at 10% per annum. These notes will be amortized over the three year period with payments on principal to be made only if the Company records pre-tax earnings in excess of the principal amount due. If an additional extension of time is necessary, this agreement grants an extension until such time as pre-tax profits are sufficient to amortize the loans over the three year period. Interest incurred under these notes totaled $34,170 and $29,499 during the years ended December 31, 1999 and 1998, respectively.

STOCK SALES IN MAY AND JUNE 1998 AND STOCKHOLDERS' AGREEMENT

     On May 15, 1998, the Company sold 1,000,000 shares of Common Stock to Software & Healthcare Technology Fund, L.L.C. ("SHTF") for $400,000 in cash and on June 30, 1998, the Company sold 1,600,000 shares of Common Stock to Robertson & Partners, L.L.C. ("R&P") for $600,000 in cash. These sales were made pursuant to subscription agreements dated May 15, 1998. R&P is the managing member of SHTF. The Company also granted SHTF a 20-day right of first refusal with regard to any offerings of the Company's securities.

     In connection with these stock sales, SHTF, R&P, Automated Health Technologies, Inc. ("AHT"), Jennifer Schur, the Jennifer Schur Trust, Joel Marcus, The Joel Marcus Irrevocable Trust and Debra L. Ross, shareholders of the Company, entered into a Stockholders' Agreement dated May 15, 1998, which provides, among other things, that the shareholders who are parties to the Shareholders' Agreement will vote their shares for certain director nominees selected by SHTF, R&P and AHT, and in such a manner as is necessary to carry out the intent of the Stockholders' Agreement. For the Annual Meeting of Shareholders held on August 20, 1998, the nominees selected were Gerald M. Wochna, Kenneth H. Robertson and Colin N. Jones. (Colin Jones was added to the Board on April 10, 1998.) The Stockholders' Agreement also provides that during the term of that agreement none of the shareholders who are parties thereto will transfer their shares except in accordance with the terms of the agreement.

     The Company is also a party to the Stockholders' Agreement and has agreed that it will not sell any of its securities in any transactions unless it provides the shareholders who are parties to the Stockholders' Agreement a preemptive right to purchase a pro rata portion of such securities on the same terms and conditions. This preemptive right will not apply to securities issued to any officer, director or employee of the Company under a benefit or compensation plan, or for services or assets (other than cash or notes).

     The Company also granted "piggy-back" registration rights to SHTF and R&P with respect to their shares of Common Stock under certain conditions.

     Certain provisions of the Stockholders' Agreement, including those related to the preemptive rights and piggyback registration rights will terminate on the later of May 15, 2000, or on the 90th consecutive day on which the bid price of the Company's Common Stock exceeds $4.00 per share. The remaining provisions will terminate on May 15, 2005.

                      APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The independent accounting firm of Schmidt, Raines, Triest, Dickenson & Adams, P.L. audited the financial statements of the Company for the year ended December 31, 1999, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the shareholders do not ratify the appointment of Schmidt, Raines, Triest, Dickenson & Adams, P.L., the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of Schmidt, Raines, Triest, Dickenson & Adams, P.L., will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

                                OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                 ANNUAL REPORT

     The Company's Annual Report for the year ending December 31, 1999, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                  FOR THE ANNUAL MEETING TO BE HELD IN JULY 2001

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in July 2001 must be received at the offices of the Company, 376 Ansin Boulevard, Hallandale, Florida 33009, no later than February 7, 2001, in order to be included in the Company's proxy statement and proxy relating to that meeting.

     Shareholders intending to bring any business before the Annual Meeting of Shareholders to be held in July 2001 that is not to be included in the Company's proxy statement and proxy related to that meeting must notify the Company, in writing, prior to April 24, 2001, of the business to be presented. Any such notices received after said date will be considered untimely under Rule 14a(c)(1) under the Securities Exchange Act of 1934, as amended.

                                   COLIN N. JONES, PRESIDENT

Hallandale, Florida
June 7, 2000

P R O X Y

                             SMLX TECHNOLOGIES, INC.

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Colin N. Jones with the power to appoint a substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of Common Stock of SMLX Technologies, Inc. held of record by the undersigned on June 7, 2000, at the Annual Meeting of Shareholders to be held on July 11, 2000, or any adjournment thereof.

     1.  Election of Directors:

     [ ] FOR all nominees listed below (except as marked to the contrary) [ ] WITHHOLD authority to vote for all the nominees listed below:

              Colin N. Jones               Kenneth Robertson
              Henry B. Schur               Gerald M. Wochna
              Joel Marcus                  Sherman O. Jones
                                           James Whidden

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of Schmidt, Raines, Triest, Dickenson & Adams, P.L., as the Company's independent auditors.

            [  ]  FOR     [   ]   AGAINST     [   ]   ABSTAIN

     3. To transact such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED VOTE FOR PROPOSALS 1 AND 2.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.


     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

Dated:  _____________, 2000.
                                    ________________________________________

                                    ________________________________________
                                    Signature(s) of Shareholder(s)


Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SMLX TECHNOLOGIES, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.